UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51107	71-0928242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

446 Edwards Avenue, Suite #1, Calverton, New York	11933
(Address of principal executive offices)	(Zip code)

(631) 555-1212
 (Registrant's telephone number, including area code)

Benacquista Galleries, Inc.
6870 La Valle Plateada Rancho Santa Fe, California
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Promissory Notes

On May 30, 2008, Benacquista Galleries, Inc. (“BAQU”), Benacquista Acquisition Corp., a wholly-owned subsidiary of BAQU (“Acquisition Sub”), and Vibe Records, Inc. (“Vibe” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Each of BAQU, Acquisition Sub and Vibe provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.  Breaches of these representations and warranties will be secured by customary indemnification provisions.

Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Vibe.  Vibe, as the surviving entity, became a wholly-owned subsidiary of BAQU (the “Merger”).  At the closing of the Merger, each share of Vibe’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into one share of BAQU’s common stock, par value $0.001 per share (“Common Stock”). An aggregate of 13,489,201 shares of BAQU’s Common Stock was issued to the holders of Vibe’s common stock.

To accommodate the Merger, BAQU increased its authorized Common Stock from 5,000,000 to 500,000,000 and is also authorized 50,000,000 shares of blank check preferred stock.  An information statement disclosing this amendment to BAQU’s Articles of Incorporation was filed on April 16, 2008.

In connection with the Merger, BAQU purchased 496,910 shares of BAQU’s Common Stock from James Price, an officer and director of BAQU.  To fund the purchase of such shares, BAQU issued promissory notes for $200,000 to James Price $225,000 to Robert S. McCoy Jr., a director and officer of Vibe and a director of BAQU.

Departure and Appointment of Directors

Upon the closing of the Merger, James Price, a director of BAQU, tendered his resignation and simultaneously therewith a new Board of Directors was appointed. The new Board of Directors consists of four members, Timothy J. Olphie, Robert S. McCoy, Jr., Thomas G. Kober and Michael L. Tyler.

Item 2.01  Completion of Acquisition or Disposition of Assets

DESCRIPTION OF BUSINESS

Benacquista Galleries, Inc Business

BAQU was incorporated on January 17, 2003 under the laws of the State of Nevada. The planned operations of BAQU consisted of selling art work and conducting other activities through the internet.  On April 10, 2007, BAQU transferred its inventory, consisting of works of art, to James Price in exchange for certain obligations and ceased operations.  BAQU currently has 1,072,666 shares of Common Stock issued and outstanding.  Before the purchase of 496,910 shares of BAQU’s Common Stock from James Price, James Price owned 896,920 of such shares of Common Stock.

Vibe Records, Inc. Business

General

Vibe Records, Inc., incorporated on March 8, 2004 under the laws of the State of Delaware, conducts business as an artist and repertoire company as well as an independent record label.  We intend to distribute recordings made by our artists on a national basis, as well as operate state-of-the-art recording and production facilities.

After identifying qualified and talented artists, our long term role includes nurturing the artist’s career through teaching, encouragement and supervision, while concurrently searching for and selecting suitable material, accompanists, side-men, producers and other professionals to enhance the artist’s chances for success. Vibe intends to attempt to secure exclusive standard industry recording contracts for between three (3) to five (5) new artists per year. The experience of Vibe’s President and Chief Executive Officer, Timothy Olphie, will be extensively relied upon in the selection process.  Mr. Olphie has received several Gold and Platinum awards for his role at SOUL/MCA Records in the success of several recording artists and products including, Public Enemy and the acclaimed film “Juice” and its related soundtrack. To date, Mr. Olphie, as Producer and/or Executive Producer, has concluded approximately twenty (20) artist-recording contracts for both major and independent record labels.

The Company employs a focused artist selection and developmental process.  The artist’s value will be significantly increased through the support of the Company’s specialized and well seasoned management team, modest recording budgets supported by a state of-the-art recording studio, a strategic alliance with a renowned audio engineer and the use of a major manufacturing and distributing firm. Furthermore, the Company will utilize these economic efficiencies to seek out and enter into agreements with pre-established artists. Arrangements with established artists will allow the Company to offer profit sharing ventures with established artists in which the artists submit their master recordings (while retaining their own ownership rights) and license the master recordings to the Company for manufacture, distribution and promotion.

The Company anticipates, but has not committed to, soliciting participation in the further development of one or more of their artists in the R&B, rap, pop, country and/or Latin genres through the assignment of a significant portion of their contractual rights to one of the major manufacturing and distributing firms such as: Sony/BMG Music Group, RCA Records, a division of BMG Distribution (BMG) Bertelsman Music Group; Warner/Elektra/Atlantic (WEA), a division of Warner Music, Inc.; Universal Music Group; MCA Records, Inc.;  Polygram Holdings, Inc. (PGD); or Def Jam Music, a division of Universal Music Distribution (UNI) and EMI Music, Inc. Collectively, these companies supply retailers with approximately 80% of the music recordings purchased. If the Company determines it is prudent to assign these rights, the Company intends to obtain and/or retain for its own benefit, royalty overrides as well as publishing and merchandising interests. In order to assure that the Company has sufficient latitude to discover and develop an artist to the level it deems appropriate, if any of the above options of participation outside of the Company are not pursued, the Company has the ability to continue to manufacture and distribute the recordings of its new artists to its alliance with Lightyear Entertainment, which is in turn distributed by Caroline Distribution, the independent distribution arm of EMI Music.

The Company will also house and operate state of the art recording and production facilities. The facilities will be utilized not only by the Company’s internal artist roster but also will be available for outside contracting.

Through these and other endeavors, the Company intends to simultaneously promote and brand the Vibe Records label utilizing the distribution capacity of Lightyear/Caroline/EMI. The Company believes that operating in this fashion will reduce overhead, and concerns about collection from accounts.

Music Industry

Recorded music is one of the primary mediums of entertainment for consumers worldwide and in calendar 2006, according to IFPI, generated $31.8 billion in retail value of sales. IFPI stands for “International Federation of the Phonographic Industry,” and it is the organization that represents the interests of the recording industry worldwide. Its secretariat is based in London, UK, and its membership comprises some 1450 record companies in 73 countries and affiliated industry associations in 48 countries.  IFPI's mission is to promote the value of recorded music, safeguard the rights of record producers and expand the commercial uses of recorded music in all markets where its members operate.

The Recording Industry Association of America (RIAA) is the trade group that represents the U.S. recording industry. Its mission is to foster a business and legal climate that supports and promotes our members' creative and financial vitality. Its members are the record companies that comprise the most vibrant national music industry in the world. RIAA members create, manufacture and/or distribute approximately 90% of all legitimate sound recordings produced and sold in the United States.

There has been a major shift in distribution of recorded music from specialty shops towards mass-market and online retailers. According to RIAA, record stores’ share of U.S. music sales has declined from 52% in 1997 to 35% in 2006.  Over the course of the last decade, U.S. store share grew from 32% in 1997 to 54% in 2004, and with the subsequent growth of sales via online channels since that time, their share contracted to 33% in 2006. In recent years, online sales of records as well as digital downloads have grown to represent an increasing share of U.S. sales and combined they accounted for 16% of music sales in 2006. In terms of genre, rock remains the most popular style of music, representing 34% of 2006 U.S. unit sales, although genres such as rap/hip-hop, R&B, Country and Latin music have become increasingly popular

Historical Music Sales

According to RIAA, from 1990 to 1999, the U.S. music recording industry grew at a compound annual growth rate of 7.6%, twice the rate of total entertainment spending. This growth was driven by demand for music, the replacement of LPs and cassettes with CDs, price increases and strong economic growth and was largely paralleled around the world.

The industry began experiencing negative growth rates in 1999, on a global basis, primarily driven by an increase in digital piracy. Other drivers of this decline were and are the overall recessionary economic environment, bankruptcies of record retailers and wholesalers, growing competition for consumer discretionary spending and retail shelf space, and the maturation of the CD format, which has slowed the historical growth pattern of recorded music sales.

Since that time, annual dollar sales of records in the U.S. are estimated to have declined at a compound annual growth rate of 6% (although there was a 2.5% year-over-year increase recorded in 2004). In 2006, the physical business experienced a 14% year-over-year decline on a value basis.

Current Factors

In Vibe’s opinion, the music industry is shifting away from record stores and towards digital downloads.  According to the International Federation of the Phonographic Industry, single-track downloads totaled nearly 795 million in 2006, up 89% on the 420 million online singles sold in 2005. The domestic market accounts for the bulk of those sales, with 582 million single tracks sold online in the U.S. in 2006, up 65 % from 2005.

As the Major Labels stumble, independent labels have gained significant amounts of market share - accounting for a record eighteen percent (18%) of record sales in 2005, according to the RIAA.  Industry experts suggest that mobile music sales can be a major area for growth in the forthcoming years with the recent launch of Apple’s much anticipated iPhone as well as the development of music phones by Nokia Corp. and Sony Ericsson.

According to a new survey by the NDP Group, a consumer research group, the spending on music declined from 44% to 40% per person in 2007, a decrease of 10% as one million people dropped out of the CD-buyer market.  In the meanwhile, 48% of teenagers bought no CD's last year. At the same-time, Apple and I-Tunes store in February, 2008 became the nation’s number-two music retailer. Apple has sold more than 4 Billion downloads since it opened in April 2003 and has 50 million customers.

Vibe believes independent labels are better equipped at Internet marketing via websites and outlets like MySpace and plans to take advantage of this trend.

Marketing

We believe that we have structured and implemented a highly efficient manner in which to enhance the marketing potential of our new talent.  Prior to the anticipated assignment by the Company of any of its rights under comprehensive artist recording contracts, the Company will prepare a master/demo recording package. The Company will establish a master/demo recording fund of $50,000 per artist for this purpose. The package will consist of a professionally produced and engineered 3 to 4 song compilations and will be utilized in conjunction with the solicitation, or if deemed appropriate, possible retention of the artist’s property rights.

In no event shall more than $35,000 of this fund be expended to sign any one artist without the consent of the majority of the Board of the Company. This fund may, however, be increased by a maximum of 20% with the unanimous consent of the Board. In no event shall the aggregate of the Master/Demo Recording fund expenditures for the 5 new artists each year undertaken by the Company (exclusive of our joint ventures) exceed $350,000. The Company intends to adhere to the above-mentioned master/demo recording fund strategy regardless of whether the Company subsequently assigns one or more artists’ contracts, in whole or in part. This process as a whole will be facilitated by the efficiencies the Company intends to utilize pertaining to the critical area of the artist recording budgets (acquisition of in-house recording studio, strategic alliance with renowned studio engineer, et. al.).

Intellectual Property

The Company owns the website and domain VibeRecords.com via Network Solutions Registration # 25962560 (IP Address 206.28.67.2). http://www.viberecords.com/

The Company has registered “Vibe Records” as a trademark in the specific stylized form appearing in Reg. No. 1,819,799 (“Trademark”). The Company believes that such protection is of significant value in identifying the Company's products on CD’s, records, tapes and/or other media existing now or in the future. In addition, the Company believes this ability affords it brand name marketing capability within the fields of recorded music distribution and merchandising.  On September 2, 2004, Vibe Records, Inc. was granted an extension for the Trademark under Serial Number # 74389095.

The Company’s rights in this mark are subject and limited to its rights set forth in the negotiated dispositions of two legal actions entitled National Record Mart, Inc. v. Vibe Records, Inc. and Vibe Ventures v. Vibe Records, Inc. under the dispositions of these actions, Vibe Ventures, LLC (“Vibe Ventures”) the original trademark owner of “Vibe Records”, agreed to give an irrevocable license in perpetuity to the Company allowing the Company to use the word “Vibe” only in conjunction with the word “Records” in the stylized logo as a “record label” (the “Trademark License Agreement”). Its use is limited to the stylized logo as the name of the “record label” for “record distribution” meaning wholesale distribution of music by a record company. Vibe Records, Inc. (New York) irrevocably assigned this interest to Vibe Records Inc. (Delaware).

In addition to the foregoing, the Company has pledged the Company’s intellectual property rights in the name “Vibe Records” to Robert S. McCoy pursuant to a Security Lien Agreement whereby McCoy holds a superior lien against any monies received regarding the Trademark License Agreement with Vibe Ventures, LLC.  This lien will be removed when the loans to Mr. McCoy are repaid in the aggregate principal amount of $600,000.  Accrued interest has been deferred until the completion of the reverse merger.

Competition

The heightened ability to sell or assign one’s rights in potentially successful recording products to the four (4) major manufacturing and distribution firms within the music industry, as well as the expanding opportunities to promote and produce one’s talent independently, lead the Company to believe it has positioned itself to compete successfully within the R&B, rap and pop genres of the music industry.  The Company further believes that it has focused upon a demographic target audience which is experiencing, and will continue to experience, substantial growth and that the Master/Demo Recording marketing model is a highly effective manner in which to market the Company’s artists and products.

Nevertheless, the Company's record products are marketed and sold to a segment of the entertainment market that is highly competitive. The principal competitive factors affecting the market for the Company's products include product quality, packaging, brand recognition, brand and artist acceptance, price and distribution capabilities.  There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company also competes with a variety of domestic and international producers and distributors many of whom have substantially greater financial, production, distribution and marketing resources and have achieved a higher level of brand recognition than the Company.  In the event the Company becomes successful in its marketing, promotion and distribution of products bearing its name, it is likely the Company may experience additional competition in the industry from major labels, each of which is capable of marketing products designed to compete directly in the R&B, rap, country, Latin and pop segments. The Company competes with other music producers and distributors not only for market share, brand acceptance and loyalty, but also for display space in retail establishments and, more importantly, for marketing focus by the Company's distributors and retailers, all of which distribute and sell other manufacturers products. Future competition could result in price reductions, reduced margins and loss of market share, all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Independent labels, such as the Company, have however demonstrated themselves especially adept at Internet marketing via websites and outlets like MySpace. Endeavors such as this by independent labels have significantly increased their market share of annual sales as the major labels struggle to adapt to the age of the IPod and the Internet.

Employees

As of May 1, 2008, we employed a total of six employees. We believe that we have a good working relationship with our employees.  We are not a party to any collective bargaining agreements, no employees are represented by a labor union, and we believe we have good relations with our employees.

Business Opportunities

The Company will rely on the experience of the Company’s President and Chief Executive Officer, Timothy Olphie. Mr. Olphie has received several Gold and Platinum awards for his role at SOUL/MCA Records in the success of several recording artists and products. To date, Mr. Olphie, as Producer and/or Executive Producer, has concluded approximately twenty artist-recording contracts for both major and independent record labels.

The following are business opportunities, potential joint ventures and contractual relationships arranged or being negotiated by Mr. Olphie.  The Company will pursue many of the following opportunities after the Merger.

Artist Recording Agreements

J and Travis:

In July of 2007, the Company secured an exclusive recording artist agreement and Joint Venture with Lift Music, LLC with the pop duo Jay and Travis.  Currently Kevon Edmonds and Al Mannerism manage the group.  Kevon Edmonds is the brother of the multi platinum producer artist Kenneth “Babyface” Edmonds.

In September 2005, the Company executed a Joint Venture Agreement with Lift Music, whereby the Company and Lift Music would finance, produce, promote, market and distribute recorded materials by pop duo Jay and Travis on an equal profit sharing basis. Pursuant to the Agreement, Lift Music has financed and provided master recordings by Jay and Travis, which the Company will market, promote and distribute through its distribution channels.

The Baker Girls:

On July 28, 2005 the Company secured an exclusive recording artist agreement with the Country duo The Baker Girls.  Pursuant to the terms of the Agreement, The Baker Girls is licensing the excusive right to disseminate The Baker Girls recordings for a period of Thirty-Six (36) Months from February 12, 2003.  Although there is litigation between the Baker Girls and the Company, the Company is involved in settlement talks to resolve the dispute and intends to continue its business relationship with The Baker Girls.

Michael Murphy:

On February 12th, 2003 The Company secured an exclusive recording artist agreement with Michael Murphy. The Agreement calls for Mr. Murphy to provide Two (2) Singles to the Company, with the Company possessing an irrevocable Option for Two (2) additional full length Albums at a royalty rate of 12% as well as a 4% producer royalty with customary escalation clauses. Pursuant to the terms of the Agreement, Mr. Murphy is licensing the excusive right to disseminate Mr. Murphy’s recordings for a period of Thirty Six (36) Months from February 12th, 2003.  The Company intends to continue its business relationship with Mr. Murphy.

Promotional Alliances

Distribution Agreement with Lightyear Entertainment, L.P.

A predecessor of the Company executed a Distribution Agreement, dated April 23, 2004 (“Lightyear Agreement”), directly for worldwide distribution through Lightyear Entertainment, L.P. ("Lightyear"), which is in turn distributed by Caroline Distribution, the independent distribution arm of EMI Music.  Lightyear music product is also distributed by JVC in Japan, by in-akustik in Germany, and by a network of independent distributors elsewhere around the world. Lightyear's DVD, Digital, and Video On Demand distribution for independent films are through Warner Home Video in the U.S. and Canada.  In connection with this Agreement, Lightyear retains a 30% Distribution Fee (which it shares with Caroline/EMI), and the remaining 70% of all wholesale revenue is credited to the Company, less costs incurred by Lightyear on the Company's behalf, such as manufacturing costs and retail placement costs. The Company has negotiated an extension of the Agreement with Lightyear which will take effect upon a payment from the Company to Lightyear.

R&B Foundation Album:

The Company intends to produce and record, on a profit sharing basis, the First R&B Foundation Album which would feature the recordings of legends of the R&B genre (including Smokey Robinson, Jerry Butler, Lloyd Price, Etta James, Barry White, Carlos Santana, Gladys Knight, Luther Vandross, George Benson, Chaka Kahn, and Aretha Franklin, et. al.) appearing on recordings in conjunction with some of contemporary R &B’s biggest names (individuals invited to participate would include one of more of the following: Lauren Hill - who is a staunch supporter of the Organization having performed at the 1999 Ceremonies - Stevie Wonder, Janet Jackson, Prince, Mary J. Blige, Bonnie Raitt, Mariah Carey, Whitney Houston, et. al.).  The Company’s Record production of a Benefit Single entitled “Get Together” b/w “United We Stand,” which would provide for all proceeds of said single to go to the benefit of the Foundation, has already been proposed to the Foundation as a means of inducing one or more of the Foundation’s above mentioned marquee artist-supporters to appear on the full length album to be produced by one or more of the Foundation’s marquee producer-supporters (such as Quincy Jones, David Foster, Ken “Babyface” Edmonds, Jimmy Jam, Terry Lewis, et. al.).

The Company has no assurance of this until negotiations are finalized and memorialized in an agreement.  Preliminary negotiations indicate that after recoupment by the Company of all recording costs and fees, the proceeds of all full length album sales would be distributed 75% to the Foundation with the remaining 25% to the Company.  The Company intends to pursue this project.

Artist Development and Dileo Entertainment:

Mr. Frank Dileo is President & CEO of Dileo Entertainment, a diversified talent management company representing clients in all segments of the entertainment industry including music, sports marketing, motion pictures, television, personal appearances, commercial endorsements and theater.  The Company is negotiating a contract with Mr. Dileo intends to work with the Company on recording projects as an independent contractor.

Luck Music:

Music industry veteran Steve Levesque has formed LUCK MEDIA & MARKETING, INC. and serves as President. The firm specializes in music public relations and marketing.  Levesque left his long-time post as Senior Vice President, Music at the Lee Solters Co. to launch Luck Media & Marketing. He originally joined Solters/Roskin/Friedman in 1990. Levesque previously served at Enigma Records as National Director of Media Relations. The Company is negotiating a contract with Luck Media & Marketing to work with the Company as an independent contractor.http://luckmedia.com/

CO 5 Music:

The Company engaged the services of Circle of Fifths Music, L.L.C. (CO5) to provide radio promotion for the Company’s artist the Baker Girls. With David Newmark at the helm with his team of industry veterans (Trudie Richardsonm, “Bubba” Wayne and Darlene Starr), CO5 will service the group’s single to radio as well as oversee a secondary radio initiative to maintain prior momentum behind the group’s single.
http://www.co5music.com/
Joint Venture Agreements:

Off the Hook Records, Inc:

On January 15, 2004 the Company and Off the Hook Records, Inc. executed a Joint Venture Agreement whereby they will sign new talent to production deals and subsequently finance, produce, promote, market and distribute their master recordings on an 18 % retail sharing basis with Republic Distribution, Inc., a division of Universal Distribution. Both genres of urban entertainment and media will actively co-promote the Company’s artists through their East Coast based promotional resource base. The Company believes that these aggressive grass roots promotional efforts will facilitate the entry of their artists into the urban marketplace.

TC Music, Inc:

In September 2006, the Company executed a Joint Venture Agreement with TC Music whereby the Company and TC Music would finance, produce, promote, market and distribute recorded materials by pop artist Katelyn Tarver on an equal profit sharing basis. Pursuant to the Agreement, TC Music has financed and provided Master recordings by Katelyn Tarver which the Company will market, promote and distribute through its distribution channels.

PROPERTIES

Our principal executive offices are located at 446 Edwards Avenue, Suite #1, Calverton, New York 11933.  This office consists of approximately 1800 square feet which we rent for $1,850.00 per month. Our lease terminates in 2013 and we have not as yet determined whether we will renew the lease for the existing space or seek new space.

LEGAL PROCEEDINGS

The Company is presently party to the following legal proceedings.

Baker Girls

The Company has filed a Summons and Complaint against The Baker Girls for breach of their Artist Recording Contract, Use and Misappropriation of Trade Secrets, Usurpation of Corporate Assets and Opportunity, Breach of Fiduciary Obligations, Tortious Interference with Contractual Relations, Tortious Interference with Prospective Business Relations, Fraud, Unjust Enrichment, Copyright Infringement and False Designation of Origin under the Lanham Act. The Company is seeking a preliminary and permanent injunction, an accounting as well as the imposition of a constructive trust as well as One Million Dollars in compensatory and punitive damages before the Court of Maury County in the State of Tennessee.  The Company is involved in settlement talks to resolve the dispute and continue its business relationship with The Baker Girls

In addition the Company and/or its predecessors have been party to certain previous material disputes as follows:

Vibe Records and Vibe Ventures:

The Company and Vibe Ventures were parties to a mid 1990’s declaratory judgment action. That litigation was commenced to determine each party’s entitlement to use of the “Vibe” trademark, and resulted in an agreement regarding the respective rights to the use of the intellectual property (i.e. Vibe trademark.) The agreement was memorialized in a settlement agreement (the “Settlement Agreement”) and an accompanying Trademark License Agreement entered into on or about May 29, 1998, between Records and Ventures.

Pursuant to the Settlement Agreement, the Company agreed to assign the registration for its mark (as defined in the Settlement Agreement) to Vibe Ventures, pursuant to an assignment agreement in exchange for Vibe Venture’s licensing of the Vibe Records mark, pursuant to the Trademark License Agreement. The Trademark License Agreement set forth in pertinent parts, the Company’s rights, as follows:

The Company was granted, subject to certain limitations, the right and license to use the Vibe Trademark only as the name of a record label and wholesale distribution of music by a record company.

The Company was not prohibited from using the Vibe Trademark to identify the Company as a record label on records, tapes, CD’s and/or other media now existing or existing in the future used to record music (and on merchandise such as clothing sold to promote Records’ record label) (the “Licensed Products”) sold through direct mail, the Internet and/or in retail stores.

Vibe Ventures is permitted to use, nor will it enter into any license or other agreement to permit the use of the trademark on “Licensed Products” (as defined in the Trademark License Agreement”), nor will it use the word “VIBE” in immediate proximity to the exact word Records on any Licensed Products.

Based upon this agreement, it is the Company’s intellectual property counsel’s opinion that Vibe Ventures is not entitled to create a record label and/or distribute records under the mark licensed to the Company inasmuch as such use would constitute a use of the Mark on a Licensed Product in violation of paragraph 3 of the Trademark License Agreement.

On July 5, 2006, The Wicks Group of Companies, L.L.C., a New York-based private equity firm, announced their acquisition of Vibe Ventures. Along with their acquisition, management expressed a commitment to extend the “VIBE” brand into multiple media platforms and distribution channels, while strengthening its unique position among its base of young multicultural consumers. A contemporaneous full page Advertisement in the June 2006 addition of Vibe Magazine offered “CERTIFIED CLASSIC VIBE REVOLUTIONS CD HITS VOLUME ONE, IN STORE SOON!”, which counsel believes may infringe upon the Company’s licensed rights under the Trademark License Agreement. Furthermore, Vibe Magazine is now promoting other internet music activities available for sale on their website.

Although the Company is willing to discuss the possibility of a strategic alliance with Vibe Ventures, a license agreement and/or an alternative assignment of rights that would result in enhanced revenues for both Vibe Ventures and the Company, the Company may seek damages against Vibe Ventures for infringement on the Company’s intellectual property rights pursuant to the Trademark License Agreement.

On or about June 14, 2006, the Company, through its intellectual property counsel, served notice upon Vibe Ventures to cease and desist from any further discussions which reference, utilize or interfere with the License held by the Company.  On February 11, 2008, the Company’s motion for an extension to discovery was granted by the United States Patent and Trademark Office whereby the Company received extensions on discovery until August 10, 2008. Currently a Stipulation of Settlement is in discussion between the parties.

In addition to the foregoing, the Company has pledged the Company’s intellectual property rights in the name “Vibe Records” to Robert S. McCoy pursuant to a Security Lien Agreement whereby McCoy holds a superior lien against any monies received regarding the Trademark License Agreement with Vibe Ventures, LLC.  This lien will be removed when the loans to Mr. McCoy are repaid in the aggregate principal amount of $600,000. .

Burlington Capital Markets:

In 2000, a predecessor company issued six Promissory Notes in the aggregate amount of $250,000 to Burlington Capital in order to finance ongoing operations. Specifically, a Note was executed by the predecessor company and Burlington Capital Markets in the amount of $50,000 on September 22, 2000.  The Note was secured by Timothy Olphie’s 88% unencumbered interest in voting equity shares of Vibe Records Group, Inc. This Note was due December 21, 2000 and provided for 10% Interest. On October 10, 2000, a Note in the amount of $50,000 was secured by Olphie’s 60% unencumbered voting equity shares in Vibe Records Studio, Inc. as was a $50,000 Note on November 10, 2000. The shares pledged by Mr. Olphie in conjunction with the tender of these funds by Burlington were to be released at such time as the Company’s repayment obligations were satisfactorily completed during the initial stages of a prior offering. An additional $22,594 on October 6, 2000, $33,250 on October 16, 2000, $21,562 on November 15, 2000 and $45,000 December 6, 2000 was loaned to the Company through this series of dated Notes.

In 2002, Burlington Capital Markets filed a complaint in Supreme Court of New York, Nassau County, Index No. 2002/002916, seeking to collect upon these Promissory Notes. Subsequent to Vibe’s expressed intention to file a Counterclaim against Burlington, Burlington Capital Markets failed to file the requisite request for judicial intervention.  Absent the filing of a motion to dismiss or some adjudication by the court, this action is still pending.

RISK FACTORS

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS AND THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

RISKS RELATED TO OUR BUSINESS

The music industry has been declining and may continue to decline, which may adversely affect our prospects and our results of operations.

Illegal downloading of music from the Internet, piracy, economic recession, and growing competition for consumer discretionary spending and retail shelf space may all be contributing to declines in the recorded music industry. Additionally, the period of growth in recorded music sales driven by the introduction and penetration of the CD format has ended. While CD sales still generate most of the recorded music revenues, CD sales continue to decline industry-wide and we expect that trend to continue. New formats for selling recorded music product have been created, including the legal downloading of digital music using the Internet, physical format product innovations and the distribution of music on mobile devices, and revenue streams from these new channels are beginning to emerge. These new digital revenue streams are important to offset declines in physical sales and represent the fastest growing area of our business. While it is believed within the recorded music industry that growth in digital sales will re-establish a growth pattern for all recorded sales, the timing of the recovery cannot be established with accuracy nor can we determine the impact of how these changes will affect individual markets.  There can be no assurance that the Company will ever achieve any revenues or profitable operations through these new digital revenue streams.

The Company has incurred operating losses since inception and there is no certainty that the Company will ever achieve profitability.

The Company has incurred operating losses since its inception. The Company expects to incur significant increasing operating losses for the foreseeable future, primarily due to the expansion of its operations.  The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The Company’s ability to achieve profitability depends upon its ability to discover new talent and develop existing talent, commercial acceptance for its talent, and the Company’s ability to enter into agreements for distribution and manufacturing.  There can be no assurance that the Company will ever achieve any revenues or profitable operations.

The Company may be unable to manage its growth or implement its expansion strategy.

The Company may not be able to expand its product and service offerings, its client base and markets, or implement the other features of its business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s financial condition and results of operations could be materially and adversely affected. Furthermore, the Company's growth depends upon its ability to attract new talent and commercially develop existing talent. There can be no assurance that the Company's efforts to attract and develop talent can be accomplished on a profitable basis, if at all. The Company's expansion of its record distribution and promotions will depend on a number of factors, most notably the timely and successful promotion and sale of its products by the Company and its regional distributors. The inability of the Company to expand sales in a timely manner would have a material adverse effect on the Company's business, operating results and financial condition.

Our prospects and financial results may be adversely affected if we fail to identify, sign and retain artists that have consumer appeal

We are dependent on identifying, signing and retaining artists with long-term potential, whose debut albums are well received on release, whose subsequent albums are anticipated by consumers and whose music will continue to generate sales as part of our catalog for years to come. The competition among record companies for such talent is intense. Competition among record companies to sell records is also intense and the marketing expenditures necessary to compete are significant and have increased as well. Our competitive position is dependent on our continuing ability to attract and develop talent whose work can achieve a high degree of public acceptance. Our financial results may be adversely affected if we are unable to identify, sign and retain such artists under terms that are economically attractive to us. There can be no assurance that the Company will be able to successfully and profitably obtain and market such talent in the near term or in the future.
The R&B, rap, pop, country and latin genres of the music industry, where the Company intends to focus, are highly competitive and characterized by changing consumer preferences and continuous introduction of new artists. The Company’s goal is to maintain and improve the recording artists currently under contract with the Company and to seek out and recruit additional talent that will appeal to various consumer preferences.  The Company believes that its future growth will depend, in part, on its ability to anticipate changes in consumer preferences and develop and introduce, in a timely manner, artists and products which adequately address such changes. There can be no assurances that the Company will be successful in recruiting, developing, and marketing such artists and products on a timely and regular basis. The failure of the Company to successfully introduce such artists or products, or the failure of the retail markets to accept them, would have a materially adverse effect on the Company’s ability to operate profitably.

No assurance can be given that consumer demand for the R&B, rap, pop, country and latin genres of the music industry, such as those products intended to be produced by the Company, will continue in the future or, if such demand does continue, that the Company will be able to satisfy consumer preferences. Changes in consumer spending can affect both the quantity sold and the price of the Company's products and may therefore affect the Company's operating results.

If we fail to obtain necessary funds for our operations, we will be unable to maintain and develop and commercialize our products.

Our present and future capital requirements depend on many factors, including:

•	our ability and willingness to enter into new agreements with strategic partners, and the terms of these agreements;

•	our ability to enter into new agreements to expand the distribution of our talents records, and the terms of such agreements;

•	the costs of recruiting and retaining qualified personnel; and

•	the time and costs involved in finding and maintaining talent.

Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows.

Additional financing may be necessary for the implementation of the Company’s growth strategy.

We may require additional debt and/or equity financing to pursue our growth strategy.  Given our operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing.  Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the Company’s operating flexibility.  The Company’s failure to successfully obtain additional future funding may jeopardize its ability to continue its business and operations.

The Company is dependent upon key personnel and consultants.

The Company’s success is heavily dependent on the continued active participation of its current executive officers listed under “Management.” Loss of the services of one or more of these officers could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of its growth plans depend on its ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the music industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on the Company. The inability of the Company to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.  We do not carry “key person” insurance covering any members of our senior management.

The Company is controlled by current officers, directors and principal stockholders.

The Company’s directors, executive officers and principal stockholders and their affiliates beneficially own a majority of the outstanding shares of Common Stock of the Company.  Accordingly, the Company’s executive officers, directors, principal stockholders and certain of their affiliates will have the ability to control the election of the Company’s Board of Directors of the Company and the outcome of issues submitted to the Company’s stockholders.

We face significant competition.

The Company's recorded products will be marketed and sold to a segment of the market that is highly competitive.  The principal competitive factors affecting the market for the Company's products include product quality, packaging, brand recognition, brand and artist acceptance, price and distribution capabilities.  There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company also competes with a variety of domestic and international producers and distributors, many of whom have substantially greater financial, production, distribution and marketing resources and have achieved a higher level of brand recognition than the Company.  In the event the Company becomes successful in its marketing, promotion and distribution of products bearing its name, it is likely the Company may experience additional competition in the industry from major labels, each of which is capable of marketing products designed to compete directly in the R&B, rap, pop, country and latin segments. The Company competes with other music producers and distributors not only for market share, brand acceptance and loyalty, but also for display space in retail establishments and, more importantly, for marketing focus by the Company's distributors and retailers, all of which distribute and sell other manufacturers products.  Future competition could result in price reductions, reduced margins and loss of market share, all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Any Inability to adequately protect our intellectual property could harm our ability to compete.

Our future success and ability to compete depends in part upon our intellectual property, which we attempt to protect with a combination of copyright and trademark laws, as well as with contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We have registered one trademark with the United States Patent and Trademark Office. Any trademarks that are issued to us could be invalidated, circumvented or challenged.  Currently, we are involved in a legal proceeding regarding our “Vibe” trademark. While we diligently intend to protect our intellectual property rights, the monitoring of any infringement and/or misappropriation of our intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our intellectual property rights.  Even if we detect infringement or misappropriation of our intellectual property rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.

Our involvement in intellectual property litigation could adversely affect our business.

Our business and recognition in the music industry is highly dependent upon intellectual property, a field that has encountered increasing litigation in recent years. If we are alleged to infringe the intellectual property rights of a third party, any litigation to defend the claim could be costly and would divert the time and resources of management, regardless of the merits of the claim. There can be no assurance that we would prevail in any such litigation. If we were to lose a litigation relating to intellectual property, we could, among other things, be forced to pay monetary damages and/or to cease the sale or use of certain products. Any of the foregoing may adversely affect our business.

RISKS RELATED TO OUR COMMON STOCK

There is not now, and there may not ever be, an active market for our shares of common stock.

There can be no assurance that an active market for our common stock will develop. If an active public market for our common stock does not develop, shareholders may not be able to re-sell the shares of our common stock that they own and may lose all of their investment.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Should an active public market develop and our stockholders sell substantial amounts of our common stock in the public market, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

BAQU intends to issue shares in mergers or acquisition, which will result in substantial dilution.

Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our current stockholder. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholder will occur and the rights of the holder of Common Stock might be materially and adversely affected.

Our Common Stock will be subject to the "Penny Stock" rules of the SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We (being the entity post Merger and therefore including our history as well as that of the Company) have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.  Prior to closing of the contemplated Merger, we will furnish you with supplemental information updating any relevant sections of this report.

Until the Merger is complete, there will be no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933 (the “Securities Act”) and any other applicable federal or state securities laws or regulations. Shares of our Common Stock cannot be sold under the exemptions from registration provided by Rule 144 or under Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the "Wulff Letter).  The Wulff Letter provides that certain private transfers of the shares also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.  The SEC changed certain aspects of the Wulff Letter and such changes apply retroactively to our stockholder.  Since February 15, 2008, all holders of shares of shares of common stock of  "shell company" have been permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in  a reverse merger or reverse takeover transaction after which the company would cease to be a "shell company" as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on  a Current Report on Form 8-K within four business days thereafter, affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws, affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC's review of a future resale registration statement.

Since shares of our Common Stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of Common Stock underlying our Convertible Promissory Notes and Warrants. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities if the issuer's securities are listed on the OTCBB or Pink Sheets. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act ("Rule 415"), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of Common Stock, it is unclear as to how many, if any, shares of Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as BAQU. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or "cut back" the number of shares of Common Stock to be registered in such registration statement. The result of the foregoing is that a stockholder's liquidity in Common Stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow BAQU to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

BAQU is a public shell company.  There are certain risks associated with the Merger and transactions with public shell companies generally, including increased SEC scrutiny and regulation.

Additional risks are associated with becoming public through a “public shell company” or “reverse public offering.”  For example, security analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of BAQU’s Common Stock.  No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of BAQU in the future.

In connection with the Merger, the shareholders of Vibe Records, Inc. will be exchanging all of their issued and outstanding shares for new shares of BAQU.  BAQU has been effectively a public shell company with no material assets or operations whose only value may be that it maintains current filings with the SEC and a class of securities that is offered for sale pursuant to the OTCBB. Such a transaction would provide an immediate benefit for the existing stockholders of such public shell that might not be readily available, or available at all, to other stockholders who either have acquired their shares of stock in exchange for existing debt or equity in the Company, or otherwise. Accordingly, existing holders of BAQU’s Common Stock will be able to sell their shares prior to the time at which the registration statement for new shares has been declared effective and thus, may be sold prior to the time newly-issued may be sold.

We plan on seeking to retain the OTCBB status of BAQU so that the registered securities of the Company will have the benefit of a trading market, but will likely be traded only in the OTCBB market for the foreseeable future, although listing on a national exchange such as the AMEX, or NASDAQ Capital Market may be sought, but is not assured. There is no guarantee that if such listing is pursued BAQU will meet the listing requirements or that such efforts to list BAQU’s Common Stock on any national or regional exchange or the NASDAQ Capital Market will be successful, or if successful, will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price and ability to establish a sufficient number of market makers.  As a result, the reported prices for BAQU’s securities, following the Merger, will be  the result of market forces, and as such reported prices may not necessarily indicate the value of the traded shares or of BAQU.

Substantial additional risks are associated with a public shell merger transaction such as absence of accurate or adequate public information concerning the public shell; undisclosed liabilities; improper accounting; claims or litigation from former officers, directors, employees or stockholders; contractual obligations; regulatory requirements and others. The occurrence of any such risk could materially adversely affect the BAQU’s results of operations, financial condition and stock price.  In addition, the cost of operations of the Company will increase as a result of the Merger due to legal, regulatory, and accounting requirements imposed upon a company with a class of registered securities and based upon the acquisition by BAQU of an operating company.

Effective August 22, 2005, the SEC adopted rules intended to curb perceived abuses in public shell mergers with operating companies  In adopting the rules, the SEC identified various abusive schemes promoters of public shell companies utilized to take advantage of perceived inadequacies in the SEC’s forms and rules, particularly Form 8-K, and sought to enhance disclosure of information by public shells and with respect to companies that merge with shells by requiring disclosure equivalent to that required under the SEC’s Form 10 registration statement.  The SEC has defined “shell company” in its rules, and it is likely that BAQU will be deemed a shell company and that the new rules will be applicable to the acquisition of the Company by BAQU. These new rules will require the Company to provide increased disclosure to the SEC relating to the Merger.  This process could delay or significantly interfere with the ability to effect the Merger, or the registration of Common Stock issued in connection with the Merger.

Additionally, there can be no assurance that the SEC will not take steps to further restrict or eliminate public shell transactions which would prevent or make less attractive the benefits of a public shell transaction with the Company, impose timing restrictions or other impediments to public shell transactions and, as a result, the Company may elect to abandon or modify its plans to undertake such a transaction or may decide to register its shares directly. In addition, due to the enhanced scrutiny of public shell transactions, the Company’s filing of a registration statement with the SEC to register its shares may experience delays or may not be declared effective by the SEC at all.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategy;

•	reserves;

•	financial strategy;

•	production;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions contained in this report that are not historical.

All statements, other than statements of historical fact included in this report, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this report are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of Vibe’s financial condition and results of operations are based on Vibe’s financial statements, which Vibe has prepared in accordance with U.S. generally accepted accounting principles.  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

We are an early company led by an experienced management team and focused on identifying qualified and talented artists.  Our long term role includes nurturing the artist’s career through teaching, encouragement and supervision, while concurrently searching for and selecting suitable material, accompanists, side-men, producers and other professionals to enhance the artist’s chances for success.

Plan of Operations

The Company intends to attempt to secure exclusive standard industry recording contracts for between three (3) to five (5) new artists per year.  The Company utilizes a highly focused artist selection process. The artist’s value will be significantly increased through the support of the Company’s specialized and well seasoned management team, modest recording budgets supported by, a state of-the-art recording studio, strategic alliances with a renowned audio engineer, and the use of a major manufacturing and distributing firm. Furthermore, the Company will utilize these economic efficiencies to seek out and enter into agreements with pre-established artists. Arrangements with established artists will allow the Company to offer profit sharing ventures with established artists in which the artists submit their master recordings (while retaining their own ownership rights) and license the master recordings to the Company for manufacture, distribution and promotion.

The Company will also house and operate state of the art recording and production facilities. The facilities will be utilized not only by the Company’s internal artist roster but also will be available for outside contracting.

Through these and other endeavors, the Company intends to simultaneously promote and brand the Vibe Records label.  The Company believes that operating in this fashion will reduce overhead, and concerns about collection from accounts.

Liquidity and Capital Resources

As of March 31, 2008, Vibe had a working capital deficit of $2.1 million, resulting primarily from notes payable of $1,500,000 at March 31, 2008.  If Vibe is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to it, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Vibe presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, Vibe’s operations have not been a source of liquidity. Vibe will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company will need to sell additional shares of its common stock and may need borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

Vibe will need additional investments in order to continue operations. Additional investments are being sought, but Vibe cannot guarantee that it will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of BAQU’s common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if Vibe is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if BAQU issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of BAQU’s common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail its operations.

On May 30, 2008, BAQU entered into convertible promissory notes with James Price for $200,000 and with Robert S. McCoy for $225,000.  Interest on the promissory notes shall accrue at the rate of 5% per annum.  The promissory notes are convertible into BAQU’s Common Stock at the price of $0.25 per share.  The Maturity Date of the promissory notes is the earlier of August 28, 2008 or five days after the closing of any equity financing equal to or greater than $500,000.

Critical Accounting Policies

Recently Issued Accounting Pronouncements

 MANAGEMENT

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Timothy J. Olphie	54	Chairman of the Board, President and Chief Executive Officer
Robert S. McCoy, Jr.	69	Director
Thomas G. Kober	50	Vice President & Treasurer, Director
Michael L. Tyler	50	Vice President & Secretary, Director

Timothy J. Olphie, President and Director

From January 1993 to the present, Mr. Olphie has been employed as an independent record producer.  Since May 2004, he has been President of the Company. Mr. Olphie received a Bachelor’s Degree in Marketing and Management from the State University of New York at Brockport.

Mr. Olphie has been actively involved in the music industry for twenty five (25) years, entering as an Account Representative with the New York City branch office of the American Society of Composers, Authors and Publishers (ASCAP) in 1979. In 1982 Mr. Olphie was offered, and accepted, a position with Record World, a regionally based record franchise. He was promoted to the role of Public Relations Director shortly thereafter and remained with the company until 1989, at which time he accepted a position with CBS Records as an Account Service Representative.

In 1991, Mr. Olphie accepted a position as General Manager of SOUL/MCA Records, a joint venture between Sound of Urban Listeners (SOUL) and MCA Records, Inc. of New York City. His responsibilities included the day-to-day activities of an independent record company distributed by major label and the marketing and management of several SOUL/MCA recording acts. At SOUL/MCA, Mr. Olphie received several Gold and Platinum awards for his role in the success of several recording acts including Public Enemy, the Young Black Teenagers, and the movie “Juice” and its related soundtrack. In addition, Mr. Olphie was responsible for negotiating the terms and promotional success for the “Bomb Squad”; renowned producers, Hank and Keith Shocklee. The likes of Vanessa Williams, “The Right Stuff”, Bobby Brown, Bell, Biv, Devoe,” I Thought it was Me”, Madonna, “Like a Prayer”, Ice Cube, Son of Bazerk, Jody Watley, etc. to name a few. To date, Mr. Olphie has concluded approximately twenty five (25) artist recording contracts for both major and independent record labels as producer and/or executive producer including Danny Gatton on Elektra Entertainment, a division of Warner Communications, Inc. (nominated for “Best Rock Instrumental – 1992 Grammy Awards”); Spectrum City (currently known as Public Enemy) on Hollywood Records, a division of the Walt Disney Company specifically the movie “South Central:, Produced by Oliver Stone; Jammy on Vibe Records, Inc. (distributed nationally by Landmark Distributors, Inc.); Ricca on Epic Records, a division of SONY and Producer of former Vibe Records recording artist Chantele Doucette winner of the 2003 Adult Singer award for CBS Television’s Star Search show. In addition, Ms. Doucette was awarded a Sony Music recording contract. In 1993 Mr. Olphie joined Independent National Distribution Inc. (INDI) and became their New York City Sales Representative.

Robert S. McCoy, Jr., Director

Since May 2004, Robert S. McCoy, Jr. has been a director of Vibe Records, Inc. He retired in 2003 after 19 years with Wachovia Corporation and successor companies. Mr. McCoy had been Vice Chairman and Chief Financial Officer of Wachovia. Prior to joining the banking industry Mr. McCoy was with Price Waterhouse & Co. for 23 years. Mr. McCoy currently serves on the Board of Directors of four public companies; Krispy Kreme Doughnuts, Inc, MedCath Corporation, Website Pros, Inc., and Benacquista Galleries, Inc. He also serves on the board of additional private companies in which he is an investor.

Dr. Michael L. Tyler, Director, Vice President and Secretary

Since May 2004, Dr. Michael L. Tyler has been a Director, Vice President and Secretary of Vibe Records, Inc.  Dr. Tyler graduated magna cum laude from Columbia State Community College in Columbia, Tennessee, in 1977 with Associate of Science degrees in chemistry and biology.  He continued his education at Memphis State University in Memphis, TN., graduating magna cum laude in 1979 with Bachelor of Science degrees in chemistry and biology.  His doctorate degree in dentistry was earned from the University of Tennessee Center for the Health Sciences in Memphis, TN., in 1983. Dr. Tyler has been practicing general and family dentistry for the last 21 years.  He is a member of the American Dental Association, Tennessee Dental Association, and Maury County Dental Association.  He is on staff at Maury Regional Hospital. He is a member of Rotary International, serving his local club as president, and has been honored with a Paul Harris Fellowship.

Thomas G. Kober, C.P.A., Director, Vice President and Treasurer

Since May 2004, Thomas G. Kober, has been a Director of Vibe Records, Inc. and has served as Vice President and Treasurer since July 2007.  Mr. Kober’s Academic and Professional Credentials consist of the following: Bachelor of Science, Accounting, Manhattan College, 1979; Certified Public Accountant, 1985. He is presently a Partner in Blanchfield, Meyer Kober and Rizzo LLP, since 1986 and specializes in the construction industry, Sarbanes-Oxley compliance requirements, Consulting public companies regarding SEC filing requirements, computer hardware and software consulting with extensive experience in consulting on mergers and acquisitions as well as negotiating with financial institutions.

Mr. Kober’s Professional Affiliations include: American Institute of Certified Public Accountants, Member Information Technology Division, Member Taxation Committee, New York State Society of Certified Public Accountants, Member Real Estate Contractors Committee, Long Island Chapter of the Construction Financial Management Association, Former Treasurer and member of Board of Directors, Long Island Association - Tax Policy Committee, Board member of various charitable endeavors.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to the Company’s executive officers.  No other executive officers earned more than $100,000 per year at the end of the last completed fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy J. Olphie, President and CEO	2007	$75,000		-	-	-	-	$0	$0

Outstanding Equity Awards at Fiscal Year-End Table.

None.

Employment Agreements

The Company entered into a three (3) year employment agreement with Mr. Olphie on July 5, 2006. Under such agreement, Mr. Olphie receives annual compensation of ($75,000), full health insurance benefits, a minimum of fifteen (15) cumulative sick days per year, a minimum of fifteen (15) cumulative vacation days per year; he is entitled to life insurance not to exceed $500,000 paid by the Company with Mr. Olphie designating the beneficiary; yearly bonus of five percent (5%) of the after tax profits of the Company and any subsidiary companies that were subsidiaries or part of the Company during the term of his agreement. Mr. Olphie will eventually be provided with a company car for his business and personal use, a pension plan with a minimum of one for one dollars ($1) dollars contributed by the Company for each one dollar ($1) contributed by Mr. Olphie.

Should Mr. Olphie become totally disabled during the term of the Agreement and remain so for a period in excess of ninety (90) days, the Company shall pay him five thousand dollars ($5,000) each month starting ninety (90) days after the disability began and payments will remain in effect until the Executive is no longer disabled or reaches the age 65. Health benefits shall remain in effect without lapse during any such period while Mr. Olphie is disabled.

The Company and Mr. Olphie plan to enter into an amendment to his employment agreement pursuant to which Mr. Olphie agreed to reduce his number of vacation days per year from a minimum of thirty cumulative vacation days per year to a maximum of fifteen cumulative vacation days per year.

Consulting Agreements

The Company retained the consulting services of Profit Planners, Inc. pursuant to the terms of an engagement letter dated November 15, 2007, as amended on February 15, 2008. Pursuant to the terms of this Agreement, Profit Planners agreed to provide financial advisory, business development and corporate advisory services in connection with the Company’s contemplated reverse merger and financing transaction. Moving forward, Profit Planners will provide ongoing advisory, business development and consulting services to the Company as the parties shall mutually agree.  Profit Planners was paid a retainer of $5,000 for such services and will bill the Company on a monthly basis at a rate of $250/hr for on services rendered. Profit Planners has agreed to take a certain portion of their fees in common stock. Wesley Ramjeet is the Managing Partner of Profit Planners, Inc.

Board of Directors

The Company intends to offer compensation of $5,000 per annum for service on its Board. Four Directors were appointed to the Board at the first Annual Board Meeting in January of 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On May 30, 2008, Vibe entered into convertible promissory notes with James Price for $200,000 and with Robert S. McCoy for $225,000.  Interest on the promissory notes shall accrue at the rate of 5% per annum.  The promissory notes are convertible into BAQU’s Common Stock at the price of $0.25 per share.  The Maturity Date of the promissory notes is the earlier of August 28, 2008 or five days after the closing of any equity financing equal to or greater than $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of the Company’s common stock as of April 10th, 2008 by:

•	Each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•	Each executive officer and director of the Company; and

•	All executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Percentage of beneficial ownership is based on 13,489,201 shares of common stock outstanding as of April 10th, 2008.  Unless other indicated, the address of each beneficial owner listed below is c/o Vibe Records, Inc., 446 Edwards Avenue, Suite #1, Calverton, New York 11933.

Name and Address	Number of Shares	Percentage of Shares Owned Prior to Completion of Merger
Timothy J. Olphie (1)	5,484,925	40.66
Robert S. McCoy, Jr. (1)	3,275,421	24.28
Thomas G. Kober (1)	0	0.00
Michael L. Tyler (1)	1,965,789	14.57
All Officers and Directors as a group (4 persons)	10,726,135	80.51

(1) The address for each executive is the Company’s principal executive offices.

DESCRIPTION OF SECURITIES

Common Stock and Preferred Stock

The authorized capital stock of BAQU after the Merger will consists of 50,000,000 shares of Common Stock, $.0001 par value per share and 5,000,000 shares of blank check preferred stock, $.001 per share.  The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by shareholders, and said votes are not cumulative in the election of directors. Holders of the shares of Common Stock are entitled to participate equally in any distribution of net assets made to shareholders upon liquidation, dissolution or winding up the affairs of BAQU and are entitled to participate equally in dividends from funds legally available therefore when, as and if declared by the Board of Directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All of the outstanding shares of Common Stock are fully paid for and non assessable.

As of May 30, 2008, BAQU has not issued any options or warrants.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Transfer Agent

Our  transfer  agent is Mountain  Share  Transfer,  Inc.,  1625 Abilene Drive, Broomfield,  Colorado, 80020. Mountain Share Transfer's telephone number is 303-460-1149.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board, a service provided by the Nasdaq Stock Market Inc., under the symbol “BAQU”.  The following table sets forth the high and low bid prices for our common stock as reported each quarterly period within the last two fiscal years on the OTC Bulletin Board, and as obtained from BigCharts.com. The high and low prices reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions (1).

Fiscal year ended September 30, 2007	High	Low
Quarter ended
December 31, 2006	$0.87	$0.26
March 31, 2007	$7.85	$0.15
June 30, 2007	$4.95	$0.60
September 30, 2007	$1.01	$0.66

Fiscal year ended September 30, 2006
Quarter ended
December 31, 2005	$1.20	$0.43
March 31, 2006	$1.51	$0.42
June 30, 2006	$1.06	$0.40
September 30, 2006	$0.99	$0.40

(1) On January 8, 2007, we consolidated our authorized common shares on a one-for-ten basis, with a corresponding reduction in our common shares issued and outstanding as of that date. All prices reflect such consolidation.

Item 5.01 Changes in Control of Registrant.

See Item 1.01 and Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 and Item 2.01.

Item 5.06 Change in Shell Company Status.

See Item 1.01 and Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited Financial Statements of
Interim Financial Statements of

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions

Consolidated unaudited pro forma financial statements.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger by and among Benacquista Galleries, Inc., Benacquista Acquisition Corp. and Vibe Records, Inc.. dated May 30, 2008.

99.1	Pro forma financial information

99.2	Report of Registered Independent Certified Public Accounting Firm and Combined Financial Statements For the Year ended September 30, 2007

99.3	Vibe Records, Inc. Financial Statements for the six months ended March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benacquista Galleries, Inc.

Dated: June 5, 2008	By: /s/ Timothy J. Olphie

Name: Timothy J. Olphie
Title: President and Chief Executive Officer